Exhibit 99.1

Media Contacts:
TIAA-CREF                                                      Abby Aylman Cohen, 212-916-4381                                                                aacohen@tiaa-cref.org
CBL & Associates Properties, Inc.                Katie Reinsmidt, 423-490-8301                                                                         katie_reinsmidt@cblproperties.com

TIAA-CREF AND CBL FORM $1.09 BILLION REAL ESTATE JOINT VENTURE

NEW YORK and CHATTANOOGA, Tenn. – May 10, 2011 – TIAA-CREF and CBL & Associates Properties, Inc. (NYSE: CBL), today announced a $1.09 billion real estate joint venture to invest in market dominant shopping malls.

TIAA-CREF will invest in four of CBL’s market dominant shopping malls: Oak Park Mall in Kansas City, KS; West County Center in St. Louis, MO; CoolSprings Galleria in Nashville, TN; and Pearland Town Center in Pearland, TX.

“We have been exploring joint venture opportunities for quite some time and our patience and persistence has been rewarded,” said Stephen Lebovitz, president and chief executive officer of CBL & Associates Properties, Inc. “We believe TIAA-CREF is the right partner for CBL and together have structured a mutually beneficial venture. We are pleased to recognize the significant enhancement in value for our portfolio through this transaction.”

TIAA-CREF’s Global Real Estate group owns over $14 billion (12/31/10) of primarily high-quality properties in the office, retail, industrial and multifamily sectors across the U.S., Canada, and Western Europe.

“This is an attractive opportunity to expand TIAA-CREF’s long-standing footprint in the dominant regional retail sector,” said Philip McAndrews, managing director and head of global real estate transactions and joint ventures for TIAA-CREF.  “The investment underscores our continuing strategy to invest in high-quality, well-leased and well-located retail properties with strong and experienced partners, such as CBL.  We believe super regional malls are an essential part of a well-diversified portfolio.  These assets provide durable income streams along with stable and enduring long term values.”

Lebovitz added, “This transaction will not only further our deleveraging efforts by reducing our total debt by approximately $480 million, it will also create a vehicle to pursue future corporate growth opportunities.”

TIAA-CREF and CBL Form $1.09 Billion Real Estate Joint Venture

May 10, 2011

TIAA-CREF will receive a 50 percent pari passu interest in the three enclosed malls, including Oak Park Mall, West County Center, and CoolSprings Galleria and a 12% interest in Pearland Town Center.  In addition, TIAA will assume approximately $268 million of property specific debt.  CBL will continue to manage and lease the properties.  CBL anticipates closing on the transaction by third quarter 2011. Eastdil Secured acted as CBL’s exclusive financial advisor in arranging this joint venture.

About The Properties
West County Center in St. Louis (Des Peres), MO:  West County Center is a 1.3-million-square-foot super-regional mall anchored by Missouri’s only Nordstrom as well as Macy’s, JCPenney and Barnes & Noble.  The mall is located on 51.0 acres with excellent accessibility at the intersection of I-270 and Manchester Road (Hwy 100).  West County Center was originally built in 1969 and underwent a $230 million redevelopment in 2002 adding Nordstrom, three parking structures and a new food court in the process.  In 2009, CBL redeveloped the former Lord & Taylor store into an open-air wing anchored by Barnes & Noble and featuring upscale restaurants including Bravo!, McCormick & Schmicks and specialty retailers such as NorthFace and XXI.

Oak Park Mall in Kansas City (Overland Park), KS:   Oak Park Mall is a more than 1.5 million square-foot, high-performing shopping destination featuring four department stores including the area’s only Nordstrom as well as Dillard’s, Macy’s and JCPenney, plus more than 185 specialty stores and restaurants. Specialty stores include American Girl, Arden B., Banana Republic, Bare Escentuals, bebe, Chico’s, Coach, Lacoste, LUSH, Naartjie Kids, Puma, Sephora, Teavana, White House Black Market and XXI. Several restaurants are located on the mall periphery including a recently opened Cheddar’s Casual Cafe, Mimi’s Cafe, On The Border and Outback Steakhouse.

CoolSprings Galleria in Nashville (Franklin), TN:  CoolSprings Galleria is a more than one million square-foot super-regional shopping destination anchored by Belk, Dillard’s, JCPenney, Macy’s and Sears.  The mall is conveniently located off I-65 at exit 69 Galleria Boulevard just fifteen miles south of Nashville.  The shopping center features more than 150 specialty stores including Bare Escentuals, Banana Republic, Coldwater Creek, Johnston & Murphy, Pottery Barn, and Williams-Sonoma.

Pearland Town Center in Houston (Pearland), TX: Pearland Town Center offers premium retail, residential, office and hotel space in an open-air, pedestrian-friendly environment.  Conveniently located at FM 518 and Highway 288, Pearland Town Center is situated on 147 acres of premium retail space within the greater Houston metropolitan corridor.  The center features a 718,000-square-foot open-air lifestyle center anchored by fashion department stores Dillard’s and Macy’s, as well as Barnes & Noble.  Pearland Town Center also features a wide selection of retailers and restaurants including Coldwater Creek, Eddie Bauer, BJ's Restaurant & Brewhouse, Aéropostale, Pac Sun, and more.  A 110-room, four-story Courtyard by Marriott hotel is located above the center’s retail shops near Macy’s. In addition, Pearland Town Center offers office and multi-family residential space above the retail, a 25-acre lake, and miles of walking paths and parks, creating a truly urban experience.

About TIAA-CREF Global Real Estate
TIAA-CREF is one of the largest institutional real estate investors in the U.S., with an approximately $46 billion global portfolio of direct and indirect investments (12/31/10). TIAA-CREF originated its first commercial mortgage in 1934 and began direct investment in commercial real estate in 1947. Today, on behalf of individuals, public and private institutions in the U.S. and abroad, TIAA-CREF Global Real Estate directly owns over $14 billion (12/31/10) of primarily high-quality properties in the office, retail, industrial and multifamily sectors across the U.S., Canada, and Western Europe.

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TIAA-CREF and CBL Form $1.09 Billion Real Estate Joint Venture

May 10, 2011

About TIAA-CREF
TIAA-CREF is a national financial services organization and the leading provider of retirement services in the academic, research, medical and cultural fields with $453 billion in combined assets under management (12/31/10).

TIAA-CREF Individual & Institutional Services, LLC and Teachers Personal Investors Services, Inc., members FINRA, distribute securities products.

About CBL & Associates Properties, Inc.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 157 properties, including 85 regional malls/open-air centers. The properties are located in 26 states and total 84.9 million square feet including 3.4 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO.  Additional information can be found at cblproperties.com.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the CBL's various filings with the Securities and Exchange Commission, including without limitation the CBL's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

C50946

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